UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2013

COLONIAL FINANCIAL SERVICES, INC.
(Exact name of Registrant as specified in its charter)

Maryland	001-34817	90-0183739
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2745 S. Delsea Drive, Vineland, New Jersey	08360
(Address of principal executive offices)	(Zip Code)

(856) 205-0058
Registrant’s telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On December 18, 2013, Colonial Financial Services, Inc. (the “Company”) and Colonial Bank, FSB (the “Bank”) entered into a Settlement Agreement (the “Agreement”) with Stilwell Value Partners II, L.P., Stilwell Value Partners V, L.P., Stilwell Value Partners VII, L.P., Stilwell Activist Fund, L.P., Stilwell Activist Investments, L.P., Stilwell Partners, L.P., Stilwell Value LLC, and Joseph Stilwell, an individual (collectively, “The Stilwell Group,” and each individually, a “Stilwell Group Member”), pursuant to which, among other things, the Company has agreed to appoint a representative of The Stilwell Group to the Boards of Directors of the Company and the Bank. The appointment is subject to receipt of the requisite approval or non-objection of all necessary regulatory agencies, including the Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency.  Subject to the terms of the Agreement and stockholder approval, the representative would also be nominated by the Company to serve for a three-year term to expire at the Company’s 2017 Annual Meeting of Stockholders.

During the term of the Agreement, The Stilwell Group and each Stilwell Group Member will not, among other things, acquire additional shares of the Company’s common stock, solicit proxies in opposition to any recommendations or proposals of the Company’s Board of Directors, submit or encourage the submission of any nomination for election as a director of the Company or any stockholder proposal for business at a meeting of the Company’s stockholders, vote for any nominee to the Company’s Board of Directors other than those nominated or supported by the Board of Directors, seek to exercise any control or influence over the management of the Company or the Boards of Directors of the Company or the Bank, propose or seek to effect a merger or sale of the Company or initiate litigation against the Company.

The parties will also enter into a Non-Disclosure Agreement, in the form attached to the Agreement, providing that The Stilwell Group will maintain the confidentiality of any non-public information regarding the Company or the Bank in full compliance with federal securities laws.  The Agreement is subject to early termination by The Stilwell Group following the Company’s Annual Meeting of Stockholders in 2016, provided that the nominee resigns his or her positions with the Company and the Bank.

A copy of the Agreement is attached as Exhibit 10 to this report and is incorporated herein by reference thereto.

Item 9.01.	Financial Statements and Exhibits

	(d)	Exhibits.

		Exhibit No.	Description

10
Settlement Agreement dated December 18, 2013, among Colonial Financial Services, Inc., Colonial Bank, FSB, Stilwell Value Partners II, L.P., Stilwell Value Partners V, L.P., Stilwell Value Partners VII, L.P., Stilwell Activist Fund, L.P., Stilwell Activist Investments, L.P., Stilwell Partners, L.P., Stilwell Value LLC, and Joseph Stilwell

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL FINANCIAL SERVICES, INC.

Date: December 19, 2013	By:	/s/ Edward J. Geletka
Edward J. Geletka
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No. 10
Description

Settlement Agreement, dated December 18, 2013, among Colonial Financial Services, Inc., Colonial Bank, FSB, Stilwell Value Partners II, L.P., Stilwell Value Partners V, L.P., Stilwell Value Partners VII, L.P., Stilwell Activist Fund, L.P., Stilwell Activist Investments, L.P., Stilwell Partners, L.P., Stilwell Value LLC, and Joseph Stilwell